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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-98239) and Form S-8 (File Nos. 333-35942, 333-47073, 333-60056, 333-06061, 333-27561, 333-72715, and 333-76697) of The
Scotts Company of our report dated October 29, 2001, except for Note 22, as to which the date is December 12, 2001, and paragraph 5 of Note 18, as to which the date is June 5, 2002, and Note 25 and Note 20, as to which the date is September 10, 2002 relating to the financial statements, which appears in this Form 8-K/A.



PricewaterhouseCoopers LLP



Columbus, Ohio
September 13, 2002